UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     November 5, 2007 (November 4, 2007)

ALFA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11773	63-0838024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 East South Boulevard P.O. Box 11000, Montgomery, Alabama		36191-0001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (334) 288-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2007, Alfa Corporation (“Alfa Corp.”) entered into an Agreement and Plan of Merger (the “Agreement”) with Alfa Mutual Insurance Company (“AMI”), Alfa Mutual Fire Insurance Company (together with AMI, “Mutual Group”), and Alfa Delaware Merger Sub., Inc., a Delaware corporation and wholly owned subsidiary of Mutual Group (“Merger Sub”). Under the terms of the Agreement, Merger Sub will be merged with and into Alfa Corp. (the “Merger”), and as a result of the Merger, the separate corporate existence of Merger Sub will cease with Alfa Corp. continuing as the surviving corporation. Mutual Group collectively owns approximately 53.9% of Alfa Corp.’s common stock, par value $1.00 per share (“Common Stock”), on a fully-diluted basis.

At the effective time of the Merger, each share of Common Stock outstanding (other than shares owned by Alfa Corp., any of its wholly owned subsidiaries, Mutual Group, Merger Sub, and stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be cancelled and converted into the right to receive $22.00 in cash, without interest. As a result of the merger, Alfa Corp. will be wholly owned by Mutual Group.

Pursuant to the Agreement, (i) each option to purchase shares of Common Stock granted under the Alfa Corp. stock incentive plan outstanding at the effective time of the Merger (whether or vested or unvested) will be cancelled, and each holder thereof will be entitled to receive, at or as soon as practicable after the effective time of the Merger, an amount in cash equal to the product of (A) the number of shares subject to such stock option, multiplied by (B) the excess, if any, of the per-share Merger consideration of $22.00 over the per-share exercise price of such stock option, less applicable taxes required to be withheld with respect to such payment, and (ii) each outstanding share of Common Stock that is subject to a restricted share award that is outstanding immediately prior to the effective time of the Merger and remains subject to vesting or other lapse restrictions pursuant to Alfa Corp.’s stock incentive plan (including “Career Shares” and Shares credited to restricted share awards as dividend equivalents) will vest, become free from any such restrictions as of the effective time of the Merger, and at the effective time of the Merger, the holder thereof will be entitled to receive $22.00 in cash for each such restricted share award, less any required withholding taxes.

The Board of Directors of Alfa Corp. approved the Agreement following the unanimous recommendation and approval of a special committee of independent directors of Alfa Corp. (the “Special Committee”).

The transaction is subject to a number of customary conditions, including, but not limited to obtaining the requisite regulatory approvals and obtaining approval of the holders of at least a majority of the outstanding shares of the Common Stock. Mutual Group has agreed to vote all shares of Common Stock owned by Mutual Group in favor of the Merger, making the requisite stockholder approval assured. The Merger is expected to be completed in the first half of 2008.

The foregoing summaries of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Special Committee engaged Lazard Fréres & Co. LLC (“Lazard”) to serve as its financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP to serve as its legal advisor. On November 4, 2007, Lazard delivered an opinion to the Special Committee that, as of the date

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of the opinion, from a financial point of view, the consideration to be offered to the stockholders of Alfa Corp. other than Mutual Group in the Merger is fair to such stockholders.

The Agreement, and the description thereof contained herein, has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Alfa Corp. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Alfa Corp.’s public disclosures.

Alfa Corp. has certain material commercial relationships with Mutual Group and its affiliates. Additionally, certain directors and officers of Alfa Corp. currently serve or have served as officers and/or directors of Mutual Group and its affiliates. These agreements and relationships with Mutual Group and its affiliates, together with the relationships of certain directors and officers of Alfa Corp. to Mutual Group and its affiliates are described under the captions “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Transactions, and Director Independence” in Alfa Corp.’s Form 10-K filed with the Securities and Exchange Commission on March 14, 2007, which description is incorporated herein by reference.

In connection with entering into the Agreement, Alfa Corp. obtained the consents of the required lenders (the “Consent Letter”) under the Third Amended and Restated Credit Agreement dated as of May 23, 2003 (as amended, the “Credit Agreement”), as the terms of the Credit Agreement prohibit Alfa Corp. from entering into any agreement to merge. The full text of the Consent Letter is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Important Additional Information Regarding the Merger will be filed with the Securities and Exchange Commission.

Alfa Corp., its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding Alfa Corp.’s directors and executive officers is available in Alfa Corp.’s Form 10-K filed with the Securities and Exchange Commission on March 14, 2007. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement, the Schedule 13E-3 transaction statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

The press release announcing the execution of the Agreement is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Agreement, Alfa Corp. and AMI amended several benefit plans in which Alfa Corp.’s named executive officers participate.

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ESPP. The Alfa Corporation Employee Stock Purchase Plan allows employees to purchase Alfa Corp. common stock, with AMI matching 15% of the employee’s cost. This program is designed to encourage employees to invest in Alfa Corp. stock. Pursuant to the amendment, the purchase periods in effect as of November 4, 2007, will continue until their normal completion, but no new payroll deductions or stock purchases will be permitted. The plan will terminate upon successful completion of the Merger.

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Stock Incentive Plan. The Alfa Corporation Amended and Restated 2005 Stock Incentive Plan permits the grant of a variety of equity-based incentives based upon Alfa Corp.’s common stock. These include stock options, stock appreciation rights, restricted shares, restricted share units and performance shares. Pursuant to the amendment, the plan will terminate upon successful completion of the Merger.

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Restricted Stock Bonus Plan. The Alfa Mutual Insurance Company Restricted Stock Bonus Plan allows participants to defer a portion of their bonus in Alfa Corp. stock, which is matched at a rate of 15%. This plan is designed to encourage employees to invest in Alfa Corp. stock while saving on a tax-deferred basis. Pursuant to the amendment, no new deferral elections may be made under the plan effective November 4, 2007.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of November 4, 2007, by and among Alfa Corp., Mutual Group and Merger Sub.

10.1	Consent Letter dated as of November 2, 2007.

10.2	Amendment Number One, dated November 4, 2007, to the Alfa Corporation Employee Stock Purchase Plan.

10.3	Amendment Number One, dated November 4, 2007, to the Alfa Corporation 2005 Amended and Restated Stock Incentive Plan.

10.4	Amendment Number One, dated November 4, 2007, to the Alfa Mutual Insurance Company Restricted Stock Bonus Plan.

99.1	Press Release Dated November 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALFA CORPORATION

Date:	November 5, 2007	By:	/s/ Stephen G. Rutledge
Stephen G. Rutledge Senior Vice President, Chief Financial Officer and Chief Investment Officer

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